Exhibit 5.1

August 5, 2014

Alliqua BioMedical, Inc.

2150 Cabot Boulevard West

Langhorne, PA 19047

Re:	Alliqua BioMedical, Inc. Shelf Registration Statement, filed on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alliqua BioMedical, Inc., a Delaware corporation (the “Company”), and each of AquaMed Technologies, Inc., a Delaware corporation (“AquaMed”), and Choice Therapeutics, Inc., a Delaware corporation (“Choice” and, collectively with AquaMed, the “Co-Registrants”) with respect to certain legal matters in connection with the registration by the Company and the Co-Registrants, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, on a delayed or continuous basis, pursuant to Rule 415 of the Securities Act, by: (a) the Company of up to $100,000,000 in initial aggregate amount of (i) shares (the “Primary Shares”) of common stock of the Company (the “Common Stock”), (ii) shares of preferred stock of the Company (the “Preferred Stock”), (iii) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), certain of which may be convertible or exchangeable into Common Stock or Preferred Stock, (iv) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Co-Registrants, and (v) warrants for the purchase of Common Stock or Preferred Stock (the “Warrants”), and (vi) units comprising one or more securities described in clauses (a)(i) through (v) above in any combination (the “Units” and with the Primary Shares, the Preferred Stock, the Debt Securities, the Guarantees and the Warrants collectively being referred to herein as the “Primary Securities”), and (b) the selling shareholders (the “Selling Shareholders”) identified in the Company’s registration statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, of up to 6,602,702 shares of Common Stock (“Secondary Shares”) and up to 1,264,095 shares of Common Stock underlying outstanding warrants (“Secondary Warrant Shares” and with the Secondary Shares, being referred to herein as the “Secondary Securities”), in each case pursuant to the Registration Statement. The Primary Securities and the Secondary Securities are collectively referred to herein as the “Securities” and each, a “Security.”

The Primary Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement.

Alliqua BioMedical, Inc.

August 5, 2014

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation and Bylaws of the Company, each as amended or restated as of the date hereof, (ii) the Certificate of Incorporation and Bylaws of each of the Co-Registrants, (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company and the Co-Registrants with respect to the filing of the Registration Statement, (v) the specimen Common Stock certificate, (vi) the form of debt indenture (the “Indenture”) filed as an exhibit to the Registration Statement, (vii) the form of warrant agreement (the “Warrant Agreement”) filed as an exhibit to the Registration Statement, and (viii) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company, the Co-Registrants or Selling Shareholders contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, the Co-Registrants or Selling Shareholders.

we have assumed that prior to, or in connection with, the issuance of any Primary Securities or resale of any Secondary Securities: (i) the Company and the Co-Registrants will continue to be incorporated and in existence and good standing under the laws of the State of Delaware, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) and any and all Prospectus Supplement(s) will have become effective, (iii) a Prospectus Supplement(s) will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) properly describing the Primary Securities offered thereby, (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued, (v) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law, (vi) all Primary Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (vii) all Secondary Securities will be resold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, if any, (vii) any securities issuable upon conversion, exchange, redemption or exercise of any Primary Securities will be duly and validly authorized and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (viii) any Indenture and Indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms, (ix) in connection with the sale of Warrants, any Warrant Agreement will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms, (x) in connection with the sale of Units, any unit agreement will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms, (xi) at the time of any offering or sale of any Primary Shares or shares of Preferred Stock, the Company will have such number of Primary Shares or shares of Preferred Stock, as set forth in such offering or sale, authorized, created and available for issuance and (xii) a definitive purchase, underwriting or similar agreement with respect to any Primary Securities offered will have been duly authorized and validly executed and delivered by the Company or the Co-Registrants and the other parties thereto and will be enforceable obligations of the parties thereto.

Alliqua BioMedical, Inc.

August 5, 2014

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. When: (a) the Warrants have been duly executed and delivered (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of resolutions duly authorizing the issuance and delivery of the Warrants), and issued and sold in the form and in the manner contemplated in the Registration Statement and the related Prospectus Supplement(s), (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement and the related Prospectus Supplement(s) and (c) the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company.

2. Upon: (a) due adoption by the Board of Directors of the Company of resolutions to duly establish a series of Preferred Stock in accordance with the terms of the Certificate of Incorporation and applicable law, (b) filing by the Company of a certificate of designation with the Secretary of State of the State of Delaware in accordance with and as required by applicable law, (c) due adoption by the Board of Directors (or a committee thereof) of the Company of resolutions duly authorizing the issuance and delivery of Preferred Stock in form and content as required by applicable law and (d) issuance and delivery of, and payment for, such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolutions, such shares of such series of Preferred Stock (including any Preferred Stock duly issued: (i) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (ii) upon the exercise of Warrants exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.

Alliqua BioMedical, Inc.

August 5, 2014

3. Upon adoption by the Board of Directors (or a committee thereof) of the Company of resolutions in form and content as required by applicable law approving the issuance and the terms of the offering and sale of Primary Shares and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolutions, such Primary Shares (including any Common Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

4. When: (a) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of resolutions duly authorizing the issuance and delivery of the Debt Securities) duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and Indenture supplement (if any) and as contemplated by the Registration Statement and the related Prospectus Supplement(s), (b) the Indenture and Indenture supplement (if any) relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the trustee named in the Indenture and Indenture supplement (if any) is qualified to act as trustee under applicable law and such Indenture or Indenture supplement (if any), (d) the Indenture and Indenture supplement (if any) have been duly executed and delivered by the Company, any applicable Co-Registrant and the trustee thereunder becoming enforceable obligations of the parties thereto and (e) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and Indenture supplement (if any) and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), such Debt Securities will constitute valid and legally binding obligations of the Company.

Alliqua BioMedical, Inc.

August 5, 2014

5. When: (a) the Indenture and Indenture supplement (if any) have been duly executed and delivered by the Company, the applicable Co-Registrant and the trustee thereunder becoming enforceable obligations of the parties thereto, (b) the directors of the applicable Co-Registrant have duly authorized resolutions authorizing the execution, delivery and performance of the Guarantees, (c) the Guarantees have been duly established including, without limitation, due adoption by the directors of the applicable Co-Registrant of resolutions duly authorizing the issuance and delivery of the Guarantees in form and content as required by applicable law and (d) such Guarantees have been duly executed and delivered on behalf of the applicable Co-Registrant in accordance with the provisions of the applicable Indenture and Indenture supplement (if any) and in accordance with any governing documents of such Co-Registrant, the Guarantees will constitute valid and legally binding obligations of the applicable Co-Registrant.

6. Upon adoption by the Board of Directors (or a committee thereof) of the Company of resolutions in form and content as required by applicable law approving the issuance and the terms of the offering and sale of the Units and upon issuance and delivery of and payment for such Units in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolutions, such Units will constitute valid and legally binding obligations of the Company.

7. The Secondary Shares are validly issued, fully paid and nonassessable.

8. The Secondary Warrant Shares, when issued upon exercise of warrants in accordance with the terms of the applicable warrant agreement, will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following qualifications and exceptions:

1. The above opinions are subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2. The above opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

Alliqua BioMedical, Inc.

August 5, 2014

3. In rendering the opinions set forth above, we have assumed that, at the time of the issuance, authentication and delivery of a series of Primary Securities, (i) the resolutions of the Company and the Co-Registrants referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Primary Securities, (iii) all third party consents required in connection with the sale of the Primary Securities will have been received by the Company or the Co-Registrant, (iv) the Registration Statement will have been declared effective by the Commission and will continue to be effective, (v) none of the particular terms of a series of Primary Securities will violate any applicable law or the terms of any applicable governing documents and (vi) neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the Delaware General Corporation Law and (ii) the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the state laws of the State of New York).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP